EXHIBIT 99.1

Upexi Announces Sale of Select CBD Assets for $23.5 Million

Transaction accelerates our Amazon and DTC eCommerce brand focused strategy, strengthens balance sheet and provides additional capital flexibility to invest in further acquisitions

Company reiterates fiscal 2023 revenue guidance of $72 million to $82 million

Clearwater, FL / October 27, 2022 / Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct to Consumer brand owner and innovator in aggregation, today announced the sale of select CBD assets to Bloomios, Inc. (OTC: BLMS) for approximately $23.5 million.

The closing of this transaction accelerates our Amazon and DTC eCommerce brand focused strategy, while strengthening the balance sheet and providing additional capital to invest in further acquisitions in our pipeline. Additionally, with this closing, the Company has strengthened its own product scalability through a manufacturing agreement with Bloomios to produce certain Upexi products at their GMP certified facility in Florida.

Allan Marshall, CEO of Upexi, commented, “The sale of our select CBD assets falls in line with our strategy to accelerate our Amazon and DTC eCommerce brand focused strategy while increasing our shareholder value. Our multiple brands focused on health, wellness and pets continue to perform incredibly well during this recessionary period. This organic growth, coupled with our robust acquisition pipeline we can now aggressively close, gives us high confidence we will be able to continue to grow revenue and profits year-over-year. The Bloomios partnership created through this sale along with the long term customers and vendor relationships remain in place for future growth”

The transaction eliminated certain intangible assets and provided the Company with $5.5 million in cash, $9.5 million in loan receivables and $8.5 million in preferred equity in Bloomios Inc. In addition, on October 19, 2022 the Company obtained a $3 million, 10-year mortgage at an interest rate of 4.8% on its headquarters in Florida. The funds were used to reduce the outstanding short term acquisition loans signed on June 28, 2022, increasing the amount available for future acquisitions to $10.8 million. The main assets sold were originally acquired for approximately 6.3m in cash and stock, company value increased through organic growth and valued partnerships.

The Company is reiterating its revenue guidance for fiscal 2023 of $72 million to $82 million and will issue a capital plan with updates in Nov 14, 2022, Quarterly filing.

About Upexi, Inc.

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

Forward Looking Statements:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Nortstrud

Chief Financial Officer

andrew.norstrud@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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